Exhibit 99.1

DeVry Declares Semi-annual Dividend

DOWNERS GROVE, Ill.--(BUSINESS WIRE)--May 16, 2013--DeVry Inc. (NYSE:DV), a global provider of educational services, announced that its board of directors has declared a semi-annual dividend on DeVry's common stock of $0.17 per share, payable on June 28, 2013, to common stockholders of record as of June 7, 2013.

About DeVry Inc.

DeVry's purpose is to empower its students to achieve their educational and career goals. DeVry (NYSE: DV; member S&P MidCap 400 Index) is a global provider of educational services and the parent organization of Advanced Academics, American University of the Caribbean School of Medicine, Becker Professional Education, Carrington College, Carrington College California, Chamberlain College of Nursing, DeVry Brasil, DeVry University, Ross University School of Medicine and Ross University School of Veterinary Medicine. These institutions offer a wide array of programs in business, healthcare, technology, accounting and finance. For more information, please call 630.353.3800 or visit http://www.devryinc.com.

CONTACT:
DeVry Inc.
Investor Contact:
Joan Bates
jbates@devry.com
(630) 353-3800
or
Media Contact:
Mike DeGraff
mdegraff@sardverb.com
(312) 895-4700